Exhibit 5.1

June 16, 2026

Albatross Acquisition Corporation

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Re:	Registration Statement of Albatross Acquisition Corporation

Ladies and Gentlemen:

We have acted as United States counsel to Albatross Acquisition Corporation, a Cayman Islands exempted company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of (i) up to 10,000,000 units of the Company (the “Units”), with each Unit consisting of one ordinary share of the Company, $0.0001 par value (the “Ordinary Shares”), one redeemable warrant to purchase one Ordinary Share (the “Warrants”), and one right to receive one-fourth (1/4) of one Ordinary Share upon the consummation of an initial business combination (the “Right”), (ii) Ordinary Shares, (iii) Rights, (iv) Warrants, (v) Ordinary Shares underlying the Rights, (vi) Ordinary Shares issuable upon exercise of the Warrants, and (vii) up to 1,150,000 Units representing the underwriters’ over-allotment option (the “Over-Allotment Units”), pursuant to a registration statement on Form S-1 filed by the Company with the Commission on [*], 2026, as amended (the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below. “Underwriting Agreement” refers to the form of Underwriting Agreement proposed to be entered into by and between the Company and Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units and the Over-Allotment Units, filed as Exhibit 1.1 to the Registration Statement. “Warrant Agreement” refers to the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, filed as Exhibit 4.6 to the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.

Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the Units are issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, the Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Underwriting Agreement.

2.	Rights. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement and the Underwriting Agreement, such Rights will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Underwriting Agreement.

3.	Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement and the Warrant Agreement, such Warrants will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Celine and Partners, PLLC
Celine & Partners, PLLC

3